Exhibit 4.2

SUPPLEMENTAL INDENTURE
RELATED TO THE COMPLETION DATE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of October 1, 2013, among Tenet Healthcare Corporation, a Nevada corporation (the “Company”), the subsidiaries of the Company set forth on the signature pages hereto (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, THC Escrow Corporation (the “Escrow Issuer”) has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of September 27, 2013, providing for the issuance of the Escrow Issuer’s 6.00% Senior Secured Notes due 2020 (the “Notes”);

WHEREAS, pursuant to Section 901 of the Indenture, the Trustee, the Company and the Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                      CAPITALIZED TERMS.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.                                      AGREEMENT TO ASSUME OBLIGATIONS.  The Company hereby agrees to unconditionally assume the Escrow Issuer’s Obligations under the Notes (including, without limitation, Obligations in respect of principal and interest (including accrued interest prior to the date hereof) on the Notes) and the Indenture on the terms and subject to the conditions set forth in the Indenture and to be bound by all provisions of the Indenture and the Notes applicable to the Company following the Completion Date pursuant to the terms of the Indenture and the Notes and to perform all of the obligations and agreements of the Company under the Indenture and the Notes.

3.                                      AGREEMENT TO GUARANTEE.  The Guarantors hereby agree, jointly and severally, to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article Thirteen of the Indenture.

4.                                      NOTICES.  All notices or other communications to the Company shall be given as provided in Section 1.05 of the Indenture.

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5.                                      RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

6.                                      RELEASE OF OBLIGATIONS OF THE ESCROW ISSUER.  Upon execution of this Supplemental Indenture by the Company, the Guarantors and the Trustee, the Escrow Issuer is released and discharged from all obligations under the Indenture and the Notes.

7.                                      NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8.                                      COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

9.                                      EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not effect the construction thereof.

10.                               THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

TENET HEALTHCARE CORPORATION

By:	/s/ Tyler C. Murphy
Name: Tyler C. Murphy
Title: Treasurer

CORAL GABLES HOSPITAL, INC., as: General Partner of CGH HOSPITAL, LTD.

TENET PHYSICIAN SERVICES—HILTON HEAD, INC., as: General Partner of HILTON HEAD HEALTH SYSTEMS, L.P.

CYPRESS FAIRBANKS MEDICAL CENTER, INC., as: General Partner of NEW MEDICAL HORIZONS II, LTD.

TENET LOUISIANA, INC., as: Sole and Managing Member of TENET 100 MEDICAL CENTER SLIDELL, L.L.C.

TENET TEXAS, INC., as: General Partner of TENET FRISCO, LTD.

TENET HEALTHSYSTEM PHILADELPHIA, INC., as: Managing Member of TENET HEALTHSYSTEM HAHNEMANN, L.L.C.

TENET HEALTHSYSTEM PHILADELPHIA, INC., as: Managing Member of TENET HEALTHSYSTEM ST. CHRISTOPHER’S HOSPITAL FOR CHILDREN, L.L.C.

TENET TEXAS, INC., as: General Partner of TENET HOSPITALS LIMITED

LIFEMARK HOSPITALS, INC., as: General Partner of TH HEALTHCARE, LTD.

By:	/s/ Tyler C. Murphy
Name: Tyler C. Murphy
Title: Treasurer

[Signature Page to Supplemental Indenture to Secured Notes Indenture]

AMERICAN MEDICAL (CENTRAL), INC.
AMI INFORMATION SYSTEMS GROUP, INC.
AMISUB (HEIGHTS), INC.
AMISUB (HILTON HEAD), INC.
AMISUB (SFH), INC.
AMISUB (TWELVE OAKS), INC.
AMISUB OF NORTH CAROLINA, INC.
AMISUB OF SOUTH CAROLINA, INC.
AMISUB OF TEXAS, INC.
ANAHEIM MRI HOLDING, INC.
BROOKWOOD HEALTH SERVICES, INC.
COASTAL CAROLINA MEDICAL CENTER, INC.
COMMUNITY HOSPITAL OF LOS GATOS, INC.
CORAL GABLES HOSPITAL, INC.
CYPRESS FAIRBANKS MEDICAL CENTER, INC.
DELRAY MEDICAL CENTER, INC.
DOCTORS HOSPITAL OF MANTECA, INC.
DOCTORS MEDICAL CENTER OF MODESTO, INC.
EAST COOPER COMMUNITY HOSPITAL, INC.
FMC MEDICAL, INC.
FOUNTAIN VALLEY REGIONAL HOSPITAL AND MEDICAL CENTER
FRYE REGIONAL MEDICAL CENTER, INC.
JFK MEMORIAL HOSPITAL, INC.
LAKE WOOD REGIONAL MEDICAL CENTER, INC.
LIFEMARK HOSPITALS OF FLORIDA, INC.
LIFEMARK HOSPITALS, INC.
LOS ALAMITOS MEDICAL CENTER, INC.
NORTH FULTON MEDICAL CENTER, INC.
ORNDA HOSPITAL CORPORATION
PALM BEACH GARDENS COMMUNITY HOSPITAL, INC.
PLACENTIA-LINDA HOSPITAL, INC.
SIERRA VISTA HOSPITAL, INC.
SRRMC MANAGEMENT, INC.
TENET CALIFORNIA, INC.
TENET FLORIDA, INC.
TENET GOOD SAMARITAN, INC.
TENET HEALTHSYSTEM BARTLETT, INC.
TENET HEALTHSYSTEM CFMC, INC.

[Signature Page to Supplemental Indenture to Secured Notes Indenture]

TENET HEALTHSYSTEM DESERT, INC.
TENET HEALTHSYSTEM DI, INC.
TENET HEALTHSYSTEM GB, INC.
TENET HEALTHSYSTEM HEALTHCORP
TENET HEALTHSYSTEM HOLDINGS, INC.
TENET HEALTHSYSTEM KNC, INC.
TENET HEALTHSYSTEM MEDICAL, INC.
TENET HEALTHSYSTEM NORTH SHORE, INC.
TENET HEALTHSYSTEM PHILADELPHIA, INC.
TENET HEALTHSYSTEM SGH, INC.
TENET HEALTHSYSTEM SL, INC.
TENET HEALTHSYSTEM SPALDING, INC.
TENET HIALEAH HEALTHSYSTEM, INC.
TENET HOSPITALS, INC.
TENET LOUISIANA, INC.
TENET MISSOURI, INC.
TENET PHYSICIAN SERVICES—HILTON HEAD, INC.
TENET ST. MARY’S, INC.
TENET TEXAS, INC.
TENETSUB TEXAS, INC.
TWIN CITIES COMMUNITY HOSPITAL, INC.
WEST BOCA MEDICAL CENTER, INC.

By:	/s/ Tyler C. Murphy
Name: Tyler C. Murphy
Title: Treasurer

[Signature Page to Supplemental Indenture to Secured Notes Indenture]

SAN RAMON REGIONAL MEDICAL CENTER,
LLC (as successor by merger to San Ramon
Regional Medical Center, Inc.)

By:	/s/ Gary Sloan
Name: Gary Sloan
Title: President

[Signature Page to Supplemental Indenture to Secured Notes Indenture]

HOSPITAL DEVELOPMENT OF WEST PHOENIX, INC.
VHS ACQUISITION CORPORATION
VHS ACQUISITION SUBSIDIARY NUMBER 1, INC.
VHS ACQUISITION SUBSIDIARY NUMBER 7, INC.
VHS ACQUISITION SUBSIDIARY NUMBER 9, INC.
VHS CHILDREN’S HOSPITAL OF MICHIGAN, INC.
VHS DETROIT RECEIVING HOSPITAL, INC.
VHS HARPER-HUTZEL HOSPITAL, INC.
VHS HURON VALLEY-SINAI HOSPITAL, INC.
VHS OF ARROWHEAD, INC.
VHS OF ILLINOIS, INC.
VHS REHABILITATION INSTITUTE OF MICHIGAN, INC.
VHS SAN ANTONIO PARTNERS, LLC
VHS SINAI-GRACE HOSPITAL, INC.
VHS WEST SUBURBAN MEDICAL CENTER, INC.
VHS WESTLAKE HOSPITAL, INC.
VHS OF PHOENIX, INC.
VHS ACQUISITION SUBSIDIARY NUMBER 3, INC.
VANGUARD HEALTH FINANCIAL COMPANY, LLC
VANGUARD HEALTH HOLDING COMPANY I, LLC
VANGUARD HEALTH HOLDING COMPANY II, LLC
VANGUARD HEALTH MANAGEMENT, INC.
VANGUARD HEALTH SYSTEMS, INC.
VHS OF MICHIGAN, INC.

By:	/s/ Tyler C. Murphy
Name: Tyler C. Murphy
Title: Assistant Treasurer

[Signature Page to Supplemental Indenture to Secured Notes Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Teresa Petta
Name: Teresa Petta
Title: Vice President

[Signature Page to Supplemental Indenture to Secured Notes Indenture]